SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 +1 312 853 7000 +1 312 853 7036 AMERICA ASIA PACIFIC EUROPE

January 17, 2023
Comtech Telecommunications Corp.
68 South Service Road, Suite 230
Melville, NY 11747

Re:    2,350,000 Shares of Common Stock, $0.10 par value per share
Ladies and Gentlemen:
We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Comtech Telecommunications Corp., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 250,000 shares of Common Stock, $0.10 par value per share, of the Company (the “Common Stock”) which may be issued under the Third Amended and Restated Comtech Telecommunications Corp. 2001 Employee Stock Purchase Plan (the “ESPP”) and 2,100,000 shares of Common Stock which may be issued under the Comtech Telecommunications Corp. 2000 Stock Incentive Plan, as amended and restated (the “2000 Plan,” and the ESPP and the 2000 Plan, the “Plans,” and such shares, the “Registered Shares”).
This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
We have examined the Registration Statement, the Company’s Amended and Restated Certificate of Incorporation, the Company’s Third Amended and Restated Bylaws, the Plans, the minutes adopted by the board of directors of the Company relating to the Registration Statement and the Plans and the proposals adopted by the stockholders of the Company relating to the Plans at the Company’s Fiscal 2022 Annual Meeting of Stockholders. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

Comtech Telecommunications Corp.
January 17, 2023

Based on the foregoing, we are of the opinion that each Registered Share that is newly issued pursuant to the applicable Plan will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) such Registered Share shall have been duly issued and delivered in accordance with the applicable Plan; and (iii) certificates representing such Registered Share shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any Registered Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Registered Share to the person entitled thereto against payment of the agreed consideration therefor in an amount not less than the par value thereof, all in accordance with the applicable Plan.
This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.
We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                        Very truly yours,

                        Sidley Austin LLP